EXHIBIT 99.1

Hudson Pacific Properties Completes Acquisition of Equity Office

Properties’ San Francisco Peninsula and Silicon Valley Portfolio

from Blackstone’s Real Estate Funds

Transaction effectively doubles the Company’s size, resulting in a $7.0 billion total market capitalization

Hudson increases its full-year 2015 FFO Guidance

Los Angeles, April 2, 2015 – Hudson Pacific Properties, Inc. (“Hudson” or the “Company”) (NYSE: HPP) announced today the completion of its acquisition of Equity Office Properties’ San Francisco Peninsula and Silicon Valley portfolio (“EOP Northern California Portfolio”) from Blackstone Real Estate Partners V and VI (“Blackstone”) for approximately 63.5 million common shares and operating partnership units and $1.75 billion in cash (before certain credits, prorations and closing costs). The EOP Northern California Portfolio consists of 26 high-quality office assets totaling approximately 8.2 million square feet and two development parcels in prime Bay Area submarkets. In addition to a roster of blue-chip tenants, the portfolio’s in-place, below-market rents and occupancy afford Hudson the opportunity to create value by leveraging leasing and repositioning expertise. Upon closing, Hudson’s combined portfolio totals 53 properties or 17.3 million square feet, including land for development, across Northern and Southern California and the Pacific Northwest.

“Following several months of impeccable execution by the entire Hudson team on all fronts – diligence, leasing, operations, financing, asset sales and joint ventures, we completed the acquisition of the EOP Northern California Portfolio, which represents a transformative event in our young company’s history,” said Victor J. Coleman, Hudson’s Chairman and Chief Executive Officer. “We view this transaction and integration of the new assets as a marathon, not a sprint, and will continue to work tirelessly to realize each carefully-crafted, asset-specific business plan to the benefit of our tenants and ultimately, our stockholders.”

“We are thrilled to own a major stake in Hudson and have been very impressed by the management team and their excellent progress on leasing to date. We continue to believe strongly in the upside potential of the company and look forward to working closely together,” said Frank Cohen, Senior Managing Director of Blackstone and Global Head of Core + Real Estate.

Effective April 1, 2015, Hudson’s Board of Directors has appointed Frank Cohen, Senior Managing Director of Blackstone and Global Head of Core + Real Estate, Michael Nash, Senior Managing Director of Blackstone and Chief Investment Officer of Blackstone Real Estate Debt Strategies, and John Schreiber, Partner and Co-Founder of Blackstone Real Estate Advisors, as members of the Company’s Board of Directors.

Hudson funded the EOP Northern California Portfolio acquisition’s $1.75 billion cash consideration and approximately $54.3 million of closing costs from a combination of sources, including $1.3 billion of unsecured term loan indebtedness, details of which are discussed more fully below, and approximately $261.7 million of net proceeds from the Company’s joint venture with CPPIB with respect to its 1455 Market Street property and the sale of its First Financial property, both of which funded the transaction pursuant to a 1031 exchange. After accounting for various credits, proration adjustments and closing costs, the remaining approximately $189.7 million required to close the acquisition was funded from cash on hand from the Company’s January equity offering.

In anticipation of closing, Hudson amended and restated its unsecured revolving and term loan facility to, among other things, increase the unsecured revolving credit facility from $300.0 to $400.0 million, increase the five-year unsecured term loan facility from $150.0 to $550.0 million, and add a seven-year $350.0 million unsecured term loan facility. Hudson also entered into a two-year $550.0 million unsecured term loan to facilitate an expedited closing. A detailed explanation of the terms of these facilities can be found in the 8-K filed with the Securities and Exchange Commission in connection with the EOP Northern California Portfolio acquisition.

For purposes of the acquisition, nothing was drawn under the $400.0 million revolving unsecured credit facility.

The $550.0 million five-year term facility was fully drawn by Hudson at closing to replace its existing $150.0 million five-year term loan facility, with the incremental $400.0 million applied toward the EOP Northern California Portfolio acquisition. Similar to Hudson’s prior five-year term loan facility, this facility bears interest at a rate equal to LIBOR plus 130 to 220 basis points per annum depending on the Company’s leverage ratio. At closing, Hudson entered into interest rate contracts with respect to $300.0 million of the five-year term loan facility which, effective as of May 1, 2015, swaps one-month LIBOR to a fixed rate of 1.36% through the loan’s maturity on April 1, 2020. Based on the Company’s current leverage ratio and the rate under these swaps, $300.0 million this facility bears interest at a rate of 2.66% per annum commencing May 1, 2015. The remaining $250.0 million bears interest at a rate equal to LIBOR plus 130 to 220 basis points per annum depending on the Company’s leverage ratio. Amortization of deferred financing costs associated with this facility is projected to increase interest expense by 0.20% per annum.

The $350.0 million seven-year term facility was fully drawn by Hudson at closing to partially fund the EOP Northern California Portfolio acquisition. This facility bears interest at a rate equal to LIBOR plus 160 to 255 basis points per annum depending on the Company’s leverage ratio. At closing, Hudson entered into interest rate contracts with respect to the seven-year term loan facility, which, effective as of May 1, 2015, swapped one-month LIBOR to a fixed rate of 1.61% through the loan’s maturity on April 1, 2022. Based on the Company’s current leverage ratio and the rate under these swaps, this facility bears interest at a rate of 3.21% per annum, commencing May 1, 2015. Amortization of deferred financing costs associated with this facility is projected to increase interest expense by 0.16% per annum.

Finally, the $550.0 million two-year term facility was fully drawn by Hudson at closing to partially fund the EOP Northern California Portfolio acquisition. This facility bears interest at a rate equal to LIBOR plus 130 to 220 basis points per annum depending on the Company’s leverage ratio, and may be prepaid without penalty. Hudson is considering longer-term debt alternatives to refinance this facility.

2015 Outlook

Hudson is increasing its full-year 2015 FFO guidance from a range of $1.42 to $1.48 per diluted share (excluding specified items) to a revised range of $1.50 to $1.56 per diluted share (excluding specified items). This guidance reflects the acquisitions, dispositions, financings and leasing activity previously announced and referenced herein. For purposes of this estimate, we have assumed that the interest rate with respect to the $250.0 million portion of the five-year term facility, which remains floating at closing, and the interest rate with respect to the $550.0 million two-year term facility, which remains floating at closing, will be fixed, effective as of May 15, 2015, to a combined rate of 4.25% per annum (including estimated amortization of deferred financing costs). The full-year 2015 FFO estimate reflects Hudson management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings from events referenced in this release, but otherwise excludes any impact from future unannounced or speculative acquisitions, dispositions, debt financings or repayments, recapitalizations, capital market activity or similar matters.

About Hudson Pacific Properties

Hudson Pacific Properties is a vertically-integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in select West Coast markets. Hudson invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. Founded in 2006 as Hudson Capital, the Company went public in 2010, electing to be taxed as a real estate investment trust. Through the years, Hudson has strategically assembled a portfolio of 53 properties totaling approximately 17.3 million square feet, including land for development, in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company is a leading provider of design-forward, next-generation workspaces for a variety of tenants, with a focus on Fortune 500 and industry-leading growth companies, many in the technology, media and entertainment sectors. As a long-term owner, Hudson prioritizes tenant satisfaction and retention, providing highly-customized build-outs and working proactively to accommodate tenants’ growth. Hudson trades as a component of the Russell 2000® and the Russell 3000® indices. For more information visit hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC, on March 2, 2015, as amended, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor/Media Contact:

Hudson Pacific Properties, Inc.

Laura Campbell

Director, Investor Relations

310.622.1702

lcampbell@hudsonppi.com